242 Appendix H Statement of Policy on Insider Trading 243 STATEMENT OF POLICY ON INSIDER TRADING Introduction It is illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, non-public information. It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as “insider trading.” Employees should be aware that in addition to policy of each of the Companies (as defined in the Rule 38a-1 Compliance Manual, and individually or interchangeably the “Company”) (and any company controlled by the Company) against insider trading, all employees, not just directors, officers and managerial personnel, could be held liable, both civilly and criminally, for trading on or disclosing to third parties material non-public information concerning the Company. Potential penalties for insider trading violations include imprisonment for up to 10 years, civil fines of up to three times the profit gained or loss avoided by the trading, and criminal fines of up to $1 million. In addition, a company whose director, officer or employee violates the insider trading prohibitions may be liable for a civil fine of up to the greater of $1 million or three times the profit gained or loss avoided as a result of the director, officer or employee’s insider trading violations. Moreover, a director, officer or employee’s failure to comply with the Company’s insider trading policy may subject such person to sanctions imposed by the Company, including dismissal for cause, whether or not such person’s failure to comply with this policy results in a violation of law. This memorandum sets forth the Company’s policy against insider trading. The objective of this policy is to protect both you and the Company from securities law violations, or even the appearance thereof. All directors, officers and employees (including temporary employees) of the Company and its investment adviser, New Mountain Finance Advisers BDC, L.L.C. (the “investment adviser”) must comply with this policy. You are encouraged to ask questions and seek any follow-up information that you may require with respect to the matters set forth in this policy. Please direct your questions to the Company’s Chief Compliance Officer. Statement of Policy It is the policy of the Company that no director, officer or employee (including a temporary employee) of the Company or the investment adviser who is aware of material nonpublic information relating to the Company or the investment adviser may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside of the Company, including family and friends. 244 In addition, it is the policy of the Company that no director, officer or employee (including a temporary employee) of the Company or the investment adviser who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. What information is material? All information that an investor might consider important in deciding whether to buy, sell, or hold securities is considered material. Information that is likely to affect the price of a company’s securities is almost always material. Examples of some types of material information are: • financial results or expectations for the quarter or the year; • financial forecasts; • changes in dividends; • possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies; • changes in customer relationships with significant customers; • obtaining or losing important contracts; • important product developments; • major financing developments; • major personnel changes; and • major litigation developments. What is non-public information? Information is considered to be non-public unless it has been effectively disclosed to the public. Examples of public disclosure include public filings with the Securities and Exchange Commission and company press releases. Not only must the information have been publicly disclosed, but there must also have been adequate time for the market as a whole to digest the information. What transactions are prohibited? When you know material, non-public information about the Company, you, your spouse and members of your immediate family living in your household are prohibited from the following activities: • trading in the Company’s securities (including trading in puts and calls for the Company’s securities); • having others trade for you in the Company’s securities; and • disclosing the information to anyone else who might then trade. 245 Neither you nor anyone acting on your behalf nor anyone who learns the information from you (including your spouse and family members) can trade. This prohibition continues whenever and for as long as you know material, non-public information. Although it is most likely that any material, non-public information you might learn would be about the Company or its subsidiaries, these prohibitions also apply to trading in the securities of any company including any portfolio company or potential merger partner about which you have material, non-public information. Transactions by Family Members. As noted above, the Company’s insider trading policy applies to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in the Company’s securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in the Company’s securities). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in the Company’s securities. What is a Rule 10b5-1 trading plan? Notwithstanding the prohibition against insider trading, Rule 10b5-1 of the Securities Exchange Act of 1934 and this policy permit directors, officers and employees to trade in the Company’s securities regardless of their awareness of inside information if the transaction is made pursuant to a pre-arranged trading plan that was entered into when the director, officer or employee was not in possession of material nonpublic information. This policy requires trading plans to be written and to specify the amount of, date on, and price at which the securities are to be traded or establish a formula for determining such items. Trading plans may not be adopted when the director, officer or employee is in possession of material nonpublic information about the Company. A director, officer or employee may amend or replace his or her trading plan only during periods when trading is permitted in accordance with this policy. In December 2022, the SEC adopted amendments to Rule 10b5-1, which went into effect February 27, 2023. The amended Rule includes, among other changes, (1) implementation of a “cooling-off period” for trading under 10b5-1 plans; (2) required certifications about knowledge of material, non-public information and good faith; (3) changes to how 10b5-1 Plans may be used; and (4) new disclosure requirements for registrants and individuals. A cooling-off period is an established amount of time between the adoption of a 10b5-1 Plan and when trading can begin. Pursuant to the amended Rule 10b5-1, the cooling-off period for officers and directors of the Company will be either 90 days following adoption or modification of a 10b5-1 Plan or two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the 10b5-1 Plan was adopted, whichever is later (resulting in a mandatory cooling-off period of 90 to 120 days). For persons other than officers and directors of the Company, the cooling-off period is 30 days following adoption or modification of a 10b5-1 Plan. Further, pursuant to the amended Rule 10b5-1, officers and directors must certify at the time they enter into or modify a 10b5-1 plan that (1) they are not aware of material nonpublic information about the issuer or its securities; and (2) they are adopting the contract, instruction, or plan “in good faith and not as part of a plan or scheme to evade the prohibitions” of Rule 10b-5. Two separate 10b5-1 trading plans for one person may exist at the same time if trading under the

246 later-commencing plan is not authorized to begin until after all trades under the earlier- commencing plan are completed or expire without execution. A director, officer or employee who wishes to enter into a trading plan must submit the trading plan to the Chief Compliance Officer for its approval prior to the adoption or amendment of the trading plan. Trades executed under Rule 10b5-1 trading plans must be timely disclosed on Forms 4 and 5. Transactions Under Company Dividend Reinvestment Plan Dividend Reinvestment Plan. The Company’s insider trading policy does not apply to purchases of the Company’s securities under the Company’s dividend reinvestment plan resulting from your reinvestment of dividends paid on the Company’s securities. The policy does apply, however, to voluntary purchases of the Company’s securities resulting from your election to participate in the plan or your increase in the level of participation in the plan. The policy also applies to your sale of any securities of the Company purchased pursuant to the plan. Additional Prohibited Transactions The Company considers it improper and inappropriate for any director, officer or other employee of the Company to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers and other employees may not engage in any of the following transactions: Short-Term Trading. An employee’s short-term trading of the Company’s securities may be distracting to the employee and may unduly focus the employee on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, any director, officer or other employee of the Company who purchases the Company’s securities in the open market may not sell any of the Company’s securities of the same class during the six months following the purchase. Short Sales. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this insider trading policy. In addition, Section 16(c) of the Securities Exchange Act of 1934 prohibits officers and directors from engaging in short sales. Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that the director, officer or employee is trading based on inside information. Transactions in options also may focus the director, officer or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by this policy. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”) 247 Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, the Company strongly discourages you from engaging in such transactions. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Chief Compliance Officer. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities, directors, officers and employees are prohibited from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge the Company’s securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge the Company’s securities as collateral for a loan must submit a request for approval to the Chief Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Post-Termination Transactions The policy continues to apply to your transactions in the Company’s securities even after you have terminated employment. If you are in possession of material nonpublic information when your employment terminates, you may not trade in the Company’s securities until that information has become public or is no longer material. Unauthorized Disclosure As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties. Therefore, you should not discuss material, non-public information about the Company with anyone, including other employees, except as required in the performance of your regular duties. Also, it is important that only specifically designated representatives of the Company discuss the Company with the news media, securities analysts, and investors. Inquiries of this type received by any employee should be referred to the Chief Executive Officer, President, Chief Compliance Officer or Chief Financial Officer. 248 Pre-Clearance Procedures To help prevent inadvertent violations of the federal securities laws and to avoid even the appearance of trading on inside information, directors and executive officers of the Company and any other persons designated by the Chief Compliance Officer as being subject to the Company’s pre-clearance procedures, together with their family members, may not engage in any transaction involving the Company’s securities (including a stock plan transaction such as a gift, loan or pledge or hedge, contribution to a trust, or any other transfer) without first obtaining pre-clearance of the transaction from the Chief Compliance Officer. A request for pre-clearance should be submitted to the Chief Compliance Officer at least two days in advance of the proposed transaction. The Chief Compliance Officer is under no obligation to approve a trade submitted for pre-clearance and may determine not to permit the trade. Any person subject to the pre-clearance requirements who wishes to implement a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 must first pre-clear the plan with the Chief Compliance Officer. As required by Rule 10b5-1, you may enter into a trading plan only when you are not in possession of material nonpublic information. In addition, you may not enter into a trading plan during a blackout period. Transactions effected pursuant to a pre-cleared trading plan will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts. Blackout Periods Quarterly Blackout Periods. The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, you can anticipate that, to avoid even the appearance of trading while aware of material nonpublic information, persons who are or may be expected to be aware of the Company’s quarterly financial results generally will not be pre-cleared to trade in the Company’s securities during the period beginning two weeks prior to the end of the Company’s fiscal quarter and ending 48 hours following the Company’s issuance of its quarterly or annual earnings release, analyst conference call or the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Securities and Exchange Commission. Persons subject to these quarterly blackout periods include all directors and executive officers, all employees of the accounting department, and all other persons who are informed by the Chief Compliance Officer that they are subject to the quarterly blackout periods. To aid in your compliance with this policy, the Chief Compliance Officer will provide persons subject to these quarterly blackout periods with notice of the beginning and ending of such blackout period. Event-specific Blackout Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors or executives. So long as the event remains material and nonpublic, directors, executive officers, and such other persons as are designated by the Chief Compliance Officer may not trade in the Company’s securities. The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout. If, however, a person whose trades are subject to pre-clearance requests permission to trade in the Company’s securities during an event-specific blackout, the Chief 249 Compliance Officer will inform the requester of the existence of a blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of an event- specific blackout should not disclose the existence of the blackout to any other person. The failure of the Chief Compliance Officer to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material nonpublic information. Hardship Exceptions. A person who is subject to a quarterly earnings blackout period and who has an unexpected and urgent need to sell the Company’s stock in order to generate cash may, in appropriate circumstances, be permitted to sell such stock even during the blackout period. Hardship exceptions may be granted only by the Chief Compliance Officer and must be requested at least two days in advance of the proposed trade. A hardship exception may be granted only if the Chief Compliance Officer concludes that the Company’s earnings information for the applicable quarter does not constitute material non-public information. Under no circumstance will a hardship exception be granted during an event-specific blackout period. Quiet Period. Subject to the Chief Compliance Officer’s discretion, generally, two weeks prior to the quarter-end and continuing through the release of earnings for the current quarter, persons subject to this Compliance Manual will be restricted in the communications that they can have with shareholders. Reasonable inquiries regarding a Company’s business that can be determined through public filings are not restricted from communications. However, any other inquiries should be reviewed by and approved for discussion by the Chief Compliance Officer during these quiet periods. Questions about this Policy Compliance by all directors, officers and employees with this policy is of the utmost importance both for you and for the Company. If you have any questions about the application of this policy to any particular case, please immediately contact the Chief Compliance Officer. Your failure to observe this policy could lead to significant legal problems, as well as other serious consequences, including termination of your employment.